Exhibit 99.1

Intel Corporation
2200 Mission College Blvd.
Santa Clara, CA 95054-1549

CONTACTS:	Mark Henninger	Jon Carvill
	Investor Relations	Media Relations
	408-653-9944	503-696-5069
	mark.h.henninger@intel.com	jon.carvill@intel.com

Intel’s Fourth-Quarter Revenue to Be Below Expectations
Due to Hard Disk Drive Supply Shortages

SANTA CLARA, Calif., Dec. 12, 2011 – Intel Corporation today announced that the company’s fourth-quarter results are expected to be below the company’s previous outlook due to hard disk drive supply shortages. The company now expects fourth-quarter revenue to be $13.7 billion, plus or minus $300 million, on both a GAAP and non-GAAP basis, lower than the previous expectation of $14.7 billion, plus or minus $500 million.
Sales of personal computers are expected to be up sequentially in the fourth quarter. However, the worldwide PC supply chain is reducing inventories and microprocessor purchases as a result of hard disk drive supply shortages. The company expects hard disk drive supply shortages to continue into the first quarter, followed by a rebuilding of microprocessor inventories as supplies of hard disk drives recover during the first half of 2012.
The company now expects the fourth-quarter gross margin to be 64.5 percent, plus or minus a couple of percentage points, lower than the previous expectation of 65 percent, plus or minus a couple of percentage points. The expectation for a non-GAAP gross margin is 65.5 percent, plus or minus a couple of percentage points, lower than the previous expectation of 66 percent, plus or minus a couple of percentage points.
All other expectations are unchanged.
Intel will hold a public webcast at 8 a.m. PST today on its Investor Relations website at www.intc.com. A webcast replay and MP3 download will also be made available on the site.

Status of Business Outlook
Intel’s Business Outlook is posted on intc.com and may be reiterated in public or private meetings with investors and others. The Business Outlook will be effective through the close of business Dec. 16 unless earlier updated; except that the Business Outlook for amortization of acquisition-related intangibles, impact of equity investments and interest and other, and tax rate, was no longer effective as of the close of business on Oct. 25. Intel’s Quiet Period will start from the close of business on Dec. 16 until publication of the company’s fourth-quarter earnings release, scheduled for Jan. 19, 2012. During the Quiet Period, all of the Business Outlook and other forward-looking statements disclosed in the company’s news releases and filings with the SEC should be considered as historical, speaking as of

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prior to the Quiet Period only and not subject to an update by the company.

Risk Factors
The above statements and any others in this document that refer to plans and expectations for the fourth quarter, the year and the future are forward-looking statements that involve a number of risks and uncertainties. Words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” “should” and their variations identify forward-looking statements. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Many factors could affect Intel’s actual results, and variances from Intel’s current expectations regarding such factors could cause actual results to differ materially from those expressed in these forward-looking statements. Intel presently considers the following to be the important factors that could cause actual results to differ materially from the company’s expectations.
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Demand could be different from Intel's expectations due to factors including changes in business and economic conditions, including supply constraints and other disruptions affecting customers; customer acceptance of Intel’s and competitors’ products; changes in customer order patterns including order cancellations; and changes in the level of inventory at customers. Uncertainty in global economic and financial conditions poses a risk that consumers and businesses may defer purchases in response to negative financial events, which could negatively affect product demand and other related matters.

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Intel operates in intensely competitive industries that are characterized by a high percentage of costs that are fixed or difficult to reduce in the short term and product demand that is highly variable and difficult to forecast. Revenue and the gross margin percentage are affected by the timing of Intel product introductions and the demand for and market acceptance of Intel's products; actions taken by Intel's competitors, including product offerings and introductions, marketing programs and pricing pressures and Intel’s response to such actions; and Intel’s ability to respond quickly to technological developments and to incorporate new features into its products.

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Intel is in the process of transitioning to its next generation of products on 22nm process technology, and there could be execution and timing issues associated with these changes, including products defects and errata and lower than anticipated manufacturing yields.

•
The gross margin percentage could vary significantly from expectations based on capacity utilization; variations in inventory valuation, including variations related to the timing of qualifying products for sale; changes in revenue levels; product mix and pricing; the timing and execution of the manufacturing ramp and associated costs; start-up costs; excess or obsolete inventory; changes in unit costs; defects or disruptions in the supply of materials or resources; product manufacturing quality/yields; and impairments of long-lived assets, including manufacturing, assembly/test and intangible assets.

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Expenses, particularly certain marketing and compensation expenses, as well as restructuring and asset impairment charges, vary depending on the level of demand for Intel's products and the level of revenue and profits.

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Intel's results could be affected by adverse economic, social, political and physical/infrastructure conditions in countries where Intel, its customers or its suppliers operate, including military conflict and other security risks, natural disasters, infrastructure disruptions, health concerns and fluctuations in currency exchange rates.

•	Intel’s results could be affected by the timing of closing of acquisitions and divestitures.
•
Intel's results could be affected by adverse effects associated with product defects and errata (deviations from published specifications), and by litigation or regulatory matters involving intellectual property, stockholder, consumer, antitrust and other issues, such as the litigation and regulatory matters described in Intel's SEC reports. An unfavorable ruling could include monetary

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damages or an injunction prohibiting us from manufacturing or selling one or more products, precluding particular business practices, impacting Intel’s ability to design its products, or requiring other remedies such as compulsory licensing of intellectual property.

A detailed discussion of these and other factors that could affect Intel’s results is included in Intel’s SEC filings, including the report on Form 10-Q for the quarter ended Oct. 1, 2011.

Earnings Webcast

Intel plans to report its earnings for the fourth quarter of 2011 on Thursday, Jan. 19, 2012.  Immediately following the earnings report, the company plans to publish a commentary by Stacy J. Smith, vice president and chief financial officer, at www.intc.com/results.cfm. A public webcast of Intel’s earnings conference call will follow at 2:30 p.m. PST at www.intc.com.
Intel (NASDAQ: INTC) is a world leader in computing innovation. The company designs and builds the essential technologies that serve as the foundation for the world’s computing devices. Additional information about Intel is available at newsroom.intel.com and blogs.intel.com.

Intel, the Intel logo, and Intel Atom are trademarks of Intel Corporation in the United States and other countries.*Other names and brands may be claimed as the property of others.

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INTEL CORPORATION
EXPLANATION OF NON-GAAP FORECASTS

This document contains non-GAAP financial measures that we believe are helpful in understanding and comparing our past financial performance and our future results. The non-GAAP financial measures disclosed by the company exclude certain business combination accounting adjustments and certain expenses related to acquisitions. These non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the forecast calculated in accordance with GAAP and the reconciliation from this forecast should be carefully evaluated. Management believes the non-GAAP financial measures are appropriate for period to period comparisons in our budget, planning and evaluation processes, and to show the reader how our performance compares to other periods. Our non-GAAP financial measures reflect adjustments based on the following items:

Deferred revenue write-down and associated costs: Business combination accounting principles require us to write down to fair values the software license updates; software product and hardware systems support contracts; product support contracts and hardware systems support contracts assumed in our acquisitions. The revenue for these support contracts is deferred and typically recognized over a one year period, so our GAAP revenues for the one year period after the acquisition does not reflect the full amount of  revenues that would have been reported if the acquired deferred revenue was not written down to fair value. The non-GAAP adjustments eliminate the effect of the deferred revenue write-down and include the costs associated with the revenue adjustment. We believe these adjustments to the revenue from these support contracts and to the associated costs are useful to investors as an additional means to reflect revenue trends of our business.

Amortization of acquisition-related intangible assets: Amortization of acquisition-related intangible assets consists of amortization of developed technology, trade names, and customer relationships acquired in connection with business combinations. Intel records charges relating to the amortization of these intangibles in our GAAP financial statements. Amortization charges for Intel’s acquisition-related intangible assets are inconsistent in size and are significantly impacted by the timing and valuation of Intel’s acquisitions. Consequently, Intel’s non-GAAP adjustments exclude these charges to facilitate an evaluation of Intel’s current operating performance and comparisons to Intel’s past operating performance.

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INTEL CORPORATION
SUPPLEMENTAL RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Set forth below is a reconciliation of the non-GAAP financial measure to the most directly comparable GAAP financial measure. The non-GAAP financial measure disclosed by the company has limitations and should not be considered a substitute for, or superior to, the financial measure prepared in accordance with GAAP, and the financial outlook prepared in accordance with GAAP and the reconciliation from this outlook should be carefully evaluated. Please refer to "Explanation of Non-GAAP Forecasts" in this document for a detailed explanation of the adjustment made to comparable GAAP measure, the ways management uses the non-GAAP measure, and the reasons why management believes the non-GAAP measure provide useful information for investors.

	Q4 2011 Outlook
GAAP GROSS MARGIN PERCENTAGE	64.5%	+/− a couple percentage points
Adjustment for:
Deferred revenue write-down and associated costs	0.1%
Amortization of acquisition-related intangibles	0.9%
NON-GAAP GROSS MARGIN PERCENTAGE	65.5%	+/− a couple percentage points